Exhibit 99.10

Beijing Tongmei Xtal Technology Co., Ltd.

(No. 4, East 2nd Street, Tongzhou Industrial Development Zone, Beijing)

Explanation on Revision of the Reply to the
First Round Audit Inquiry Letter on
Application for Initial Public Offering and
STAR Market Listing of Shares by Beijing
Tongmei Xtal Technology Co., Ltd.

Sponsor (Lead Underwriter)

(No. 689, Guangdong Road, Shanghai)

To Shanghai Stock Exchange,

The Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd. (SZKS (Audit) [2022] No. 66) (the “Inquiry Letter”) issued by you on February 9, 2022 has been received, Beijing Tongmei Xtal Technology Co., Ltd. (the “Issuer”, the “Company” or “Beijing Tongmei”), Haitong Securities Co., Ltd. (“Haitong Securities” or the “Sponsor”), King & Wood Mallesons (the “Issuer’s Attorney”), Ernst & Young Hua Ming LLP (the “Accountant” or “Reporting Accountant”) and other relevant parties have checked and verified the questions listed in the Inquiry Letter one by one, and a reply thereto was submitted to you on April 7, 2022. Some contents in such reply are revised, explanation on which is hereby made as follows for your review.

Except as otherwise specially stated, all abbreviations used herein shall have the same meanings ascribed to them in the Prospectus of Beijing Tongmei in Respect of Initial Public Offering and STAR Market Listing of Shares (For Filing Purpose).

Type	Typeface
Boldface (in bold)	Questions listed in the Inquiry Letter
SimSun (not in bold)	Reply to questions listed in the Inquiry Letter
Simkai (in bold)	Amendment and supplement to the said reply

Any difference in mantissa between the sum and the sum of sub-items herein is due to rounding.

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Reply to the First Round Inquiry Letter - Q1. Asset Restructuring

According to the submissions, 1) in December 2020, with a view to combining business resources and settling the issue of horizontal competition, AXT and relevant shareholders added investment in the Issuer with 100% equities of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei, which become the subsidiaries wholly owned by the Issuer after the capital increase; 2) the price of capital increase by AXT and relevant shareholders this time through restructuring was RMB1.36 per unit of registered capital, and the price of equity transfer and capital increase by the Issuer in January 2021 was RMB5.03 per registered capital; 3) the Issuer was reissued Business License on December 29, 2020, and Ernst & Young Hua Ming issued Capital Verification Report on January 28, 2021, confirming that the newly added registered capitals paid by investors have been received; 4) AXT is a NASDAQ listed company subject to accounting standard of US-GAAP, while the Issuer implemented the Chinese accounting standard in this application; 5) in this asset restructuring, the Issuer believes that the ratios of total assets and operating incomes of the acquired entities to those of the Issuer were 91.94% and 33.41% respectively in 2019.

The Issuer is required to explain: (1) the transaction pricing method of the Company and acquired entities in this asset restructuring, evaluation of main parameters and fairness, as well as the reason and reasonableness of large difference between the value estimated at this asset restructuring of the Company and the value estimated in January 2021 when the third party added investment; (2) the time when the equities of five subsidiaries such as Beijing Boyu were transferred and included in consolidated statements, and the time when this asset restructuring was completed; (3) the main operating business, operation status, main financial data and applicable accounting standards of parent company and acquired entities during the reporting period, calculation procedure for comparison of relevant financial indicators, and whether standard application is

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consistent; (4) business positioning and work division, specific products and mutual relation between the Company and its subsidiaries after asset restructuring; (5) the integration measures adopted by the Company in assets, business and personnel, and their effect, the measures and effect of controlling each subsidiary, and whether there is any risk of influencing stability of main operating business of the Company and effective control over subsidiaries.

The Sponsor and the Reporting Accountant are requested to explain the verification procedures performed for the valuation report of the Issuer and the acquired entities in this asset restructuring, and give express opinions on fairness of transaction price.

The Sponsor and the Issuer’s Attorney are requested to give express opinions on whether or not the Issuer meets relevant rules based on the time of completion of this asset restructuring and comparison of relevant financial indicators.

[Explanation on Revision]

Regarding its reply to “Q1. Asset Restructuring” of the First Round Inquiry Letter, the Company makes amendments and supplements as follows:

“I. Explanations from the Issuer

(II) The time when the equities of five subsidiaries such as Beijing Boyu were transferred and included in consolidated statements, and the time when this asset restructuring was completed

According to their industrial and commercial registration materials, the restructured party (acquired entities) involve the following dates during this asset restructuring:

Item	Chaoyang Tongmei	Baoding Tongmei	Nanjing Jinmei	Chaoyang Jinmei	Beijing Boyu
Date of Equity Transfer Agreement	2020.12.25	2020.12.25	2020.12.25	2020.12.25	2020.12.29

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Date of resolutions of general meeting/board meeting	2020.12.25	2020.12.25	2020.12.25	2020.12.25	2020.12.29
Date of modification of articles of association	2020.12.25	2020.12.25	2020.12.25	2020.12.25	2020.12.29
Date of industrial and commercial change	2020.12.31	2021.1.12	2020.12.30	2020.12.31	2020.12.30

According to the Capital Increase Agreement signed by the restructuring party (Tongmei Limited) and the original shareholders of the restructured party (acquired entities), acquiring new equities of the restructuring party by the original shareholders of the restructured party is subject to registration of industrial and commercial change and issuance of business license. Tongmei Limited completed industrial and commercial change for this asset restructuring and was reissued the new business license on December 29, 2020. Therefore, the original shareholders of the restructured party acquired the new equities of the restructuring party on December 29, 2020.

In accordance with the provisions of the guidance on application of the Accounting Standards for Business Enterprises No. 20 - Business Combination, the standards for judging the control of the restructuring party (Tongmei Limited) over the restructured party (acquired entities) and the actual circumstance are as follows:

No.	Conditions of realizing control transfer	Actual circumstance of control transfer
1	The contract or agreement of business combination has been adopted in the general meeting	The Equity Transfer Agreement was adopted in the meetings of board of directors or general meetings of the parties on December 25 or December 29, 2020.
2	The business combination has been approved by competent authority of the state (if necessary)	It is unnecessary for this asset restructuring to be approved by the competent authority of the state.

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3	The parties participating in the combination have completed necessary formalities of transfer of property rights	The Equity Transfer Agreement was executed on December 25 or December 29, 2020, and the parties confirm that closing of relevant equities has taken place on the execution date of the agreement.
4	The combining or acquiring party has paid most of the combination price (usually more than 50%), and has capacity and plan to pay the remaining price

On December 29, 2020, the original shareholders of the restructured party acquired new equities of Tongmei Limited (consideration of restructuring), indicating that the restructuring party has paid all consideration of restructuring.

5	The combining or acquiring party has actually controlled the finance and business policies of the combined or acquired party, having corresponding benefits and assuming corresponding risks

As at December 29, 2020, the restructuring party has actually controlled the finance and business policies of the restructured party, having shareholders’ rights and benefits, and assuming shareholders’ obligations and relevant risks.

As mentioned in the aforesaid form, as at December 29, 2020, the control over the restructured party (acquired entities) has been transferred to the Issuer, so on December 29, 2020, the Company completed the restructuring of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei. The Company has operated for more than a full accounting year since the acquisition of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei was completed.

(III) The main operating business, operation status, main financial data and applicable accounting standards of parent company and acquired entities during the reporting period, calculation procedure for comparison of relevant financial indicators, and whether standard application is consistent;

...

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2. Applicable accounting standards, calculation procedure for comparison of relevant financial indicators, and whether standard application is consistent;

The calculation procedure of comparison for relevant financial indicators is as follows:

In RMB0’000

Entity/Item	Total assets at the end of 2019	Operating income in 2019	Total profits in 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58
Beijing Boyu F	12,659.92	9,492.30	1,541.82
Current account offset against the restructuring party G	-8,238.45	-8,856.82	-881.63
Total amount of the acquired entities H=B+C+D+E+F+G	73,621.79	11,935.97	-2,396.44
Proportion (H/A)	91.94%	33.41%	158.92%

In accordance with the provisions of the Opinion on the Application of Article 12 of the Measures for the Administration of Initial Public Offerings and Listings Requiring that the Issuer’s Principal Business Has Not Changed Significantly in the Last 3 Years - Opinions No.3 on the Application of Securities and Futures Laws (the “Opinions on Application No. 3”), if the Issuer restructures the same, similar or relevant businesses under the same corporate controlling person during the reporting period, and the total assets of the restructured party at the end of the accounting year immediately preceding the restructuring or its operating income or total profits of preceding accounting year are not less than 100% of corresponding item of the Issuer prior to restructuring, the Issuer cannot apply for public offering until it has operated for an

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accounting year after restructuring so that investors can know the overall operation after restructuring. If there is any related transaction between the restructured party and the Issuer in the accounting year prior to the restructuring, the total assets, operating income or total profits shall be calculated based on the standard after deducting such transaction.

In view of the above, relevant financial data of the parent company and the acquired entities during the reporting period were based on the Accounting Standards for Business Enterprises, the standard application of which is consistent.

(IV) Business positioning and work division, specific products and mutual relation between the Company and its subsidiaries after asset restructuring;

...

III. The Sponsor and the Issuer’s Attorney are requested to give express opinions on whether or not the Issuer meets relevant rules based on the time of completion of this asset restructuring and comparison of relevant financial indicators.

(I) Verification procedures

The Sponsor and the Issuer’s Attorney mainly implemented the following verification procedures:

1. Checking resolutions of general meetings and the board meetings, articles of association, Equity Transfer Agreement, Capital Increase Agreement, industrial and commercial registration materials and the new business license after change, among other documents and materials involved in the asset restructuring, reviewing relevant provisions of the guidance on application of the Accounting Standards for Business Enterprises No. 20 - Business Combination, and checking the time of completion of this asset restructuring;

2. Checking financial statements of the restructuring party (Tongmei Limited) and the restructured party (acquired entities) within the reporting period offered by the Issuer, calculating the proportions of the total assets of the restructured party at the end

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of accounting year immediately preceding restructuring or the operating income or total profits in the preceding accounting year to corresponding items of the Issuer prior to restructuring, and checking compliance with relevant laws and statutes such as the Opinions on Application No. 3.

(II) Verification opinions

After verification, the Sponsor and the Issuer’s Attorney hold that:

On December 29, 2020, the Company completed the acquisition of five entities, i.e. Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei, since which it has operated for more than a full accounting year up to now. In 2021, the Company completed the acquisition of AXT-Tongmei. The indicators of relevant entities in 2020 were lower than those of the Issuer for the corresponding items. The time of completing this asset restructuring and comparison of relevant financial indicators comply with relevant laws and statutes.”

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(Stamp page for Beijing Tongmei Xtal Technology Co., Ltd. to the Explanation on Revision of the Reply to the First Round Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd., without text)

Beijing Tongmei Xtal Technology Co., Ltd.

July 4, 2022

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(Signature and stamp page for Haitong Securities Co., Ltd. to the Explanation on Revision of the Reply to the First Round Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd., without text)

Sponsor’s Representative (Signature):
	ZHONG Zhuke	WU Ting

Haitong Securities Co., Ltd.

July 4, 2022

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